Exhibit 4.16

Exchange Agreement

December 28, 2016

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, California 94608

Attention: Raffi Asadorian

Re: Amyris, Inc. Exchange for 9.50% Convertible Senior Notes due 2019

Ladies and Gentlemen:

Amyris, Inc., a Delaware corporation (the “Company”), is offering the opportunity for existing beneficial owners (each, an “Investor” and collectively, the “Investors”) of the Company’s 3% Senior Unsecured Convertible Notes due 2017 (the “Old Notes”) to exchange Old Notes (the “Exchange Offer”) for the Company’s 9.50% Convertible Senior Notes due 2019 (the “New Notes”) pursuant and subject to the terms and conditions set forth in this Exchange Agreement.

Each Investor understands that the Exchange Offer is being made without registration under the

Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the

United States or of any other jurisdiction, and that the Exchange Offer is only being made to Investors who are both “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon a private placement exemption from registration.

1.                  The Exchange Offer. Subject to the terms and conditions of this Exchange Agreement, each undersigned Investor hereby agrees to exchange the aggregate principal amount of Old Notes set forth on the signature page of such Investor hereto (such Old Notes, the “Exchanged Old Notes”), together with any accrued and unpaid interest on such Exchanged Old Notes to, but excluding, the Closing Date (as defined below), for New Notes having an aggregate principal amount equal to approximately 125% of the principal amount of the Exchanged Old Notes, as set forth on the signature page of such Investor hereto (the “Exchanged New Notes”), and the Company hereby agrees to issue such aggregate principal amount of Exchanged New Notes to such Investor in exchange for such Exchanged Old Notes (and accrued and unpaid interest thereon). The Company and each Investor further agree that interest on the Exchanged New Notes will accrue from, and including, October 15, 2016.

2.                  The Closing. The closing of the Exchange Offer (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., Pacific Time, on the first business day on which the conditions to the Closing set forth in Section 6 below are satisfied or waived, or at such other time and place as mutually agreed by the Company and the undersigned Investors (the “Closing Date”).

3.	The Terms of the Exchange Offer; Closing Mechanics.

Subject to the terms and conditions of this Exchange Agreement, each undersigned Investor hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in the Exchanged Old Notes as is indicated on the signature page of such Investor hereto, waives any and all other rights with respect to such Exchanged Old Notes, and releases and discharges the Company from any and all claims the undersigned may now have, or may have in the future, arising out of, or related to, such Exchanged Old Notes.

(a) The Depository Trust Company (“DTC”) will act as securities depositary for the New Notes. At or prior to the times set forth in the Investor Exchange Procedures set forth in Annex A hereto, each Investor shall cause the Exchanged Old Notes to be delivered to the Company for cancellation as instructed in the Exchange Procedures; and

(b) On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 6 hereof, the Company shall execute, and cause Wells Fargo Bank, National Association, as Trustee (the “New Note Trustee”) under the Indenture, dated as of October 20, 2015, between the Company and the New Note Trustee relating to the New Notes (the “Indenture”) to authenticate and deliver to the DTC account specified by each undersigned Investors on its signature page hereto, the Exchanged New Notes.

4. Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

(a) Organization and Good Standing. The Company is duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization.

(b) Due Authorization. This Exchange Agreement has been duly authorized, executed and delivered by the Company.

(c) Authorization of Exchanged New Notes. The Exchanged New Notes have been duly authorized by the Company and, when issued, authenticated and delivered in accordance with the Indenture and this Exchange Agreement and paid for by the Investors in accordance with the terms hereof, the New Notes will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (2) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(d) Authorization of Indenture. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (2) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(e) Authorization of Conversion Shares. The shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issuable upon conversion of the Exchanged New Notes, upon the Company’s election to pay interest on the Exchange New Notes in shares of Common Stock and as early conversion payment of future interest upon conversion of the Exchange New Notes, in each case in accordance with the terms of the Exchanged New Notes and the Indenture (collectively, the “Conversion Shares”) have been duly authorized and reserved for issuance by all necessary corporate action, and the Conversion Shares, when and if issued in accordance with the terms of the Exchanged New Notes and the Indenture, will be validly issued, fully paid and non-assessable. The issuance of the Conversion Shares will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(f) Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investors herein, (1) the issuance of the Exchanged New Notes in exchange for the Exchanged Old Notes pursuant to this Exchange Agreement is exempt from the registration requirements of the Securities Act; and (2) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

(g) New Class. The Exchanged New Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

5. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to and covenants with the Company that:

(a) Organization and Good Standing. The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b) Due Authorization. The Investor has full power and authority to exchange, sell, assign and transfer the Exchanged Old Notes exchanged hereby and to enter into this Exchange Agreement and perform all obligations required to be performed by the Investor hereunder.

(d) No Conflict. Participation in the Exchange Offer will not contravene (1) any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor and (2) the charter or bylaw (or equivalent organizational documents) of the Investor.

(e) Investor Identity. The Investor is a resident of the state set forth on its signature page hereto and is not acquiring the Exchanged New Notes as a nominee or agent or otherwise for any other person.

(f) Compliance with Laws. The Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned acquires or sells Exchanged New Notes and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases, acquisitions or sales, and the Company shall have no responsibility therefor.

(g) Information. The Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Exchange Offer and the Company and its subsidiaries other than the Exchange Agent and the Company’s duly authorized officers and employees in connection with the Investor’s examination of the Company and its subsidiaries and the terms of the Exchange Offer and the Company and its subsidiaries do not take any responsibility for, and neither the Company nor its subsidiaries can provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor hereby acknowledges that the Exchange Agent (as defined below) does not take any responsibility for, and can provide no assurance as to the reliability of, any such information.

(h) Risk of Investment. The Investor understands and accepts that acquiring the New Notes in the Exchange Offer involve risks. The Investor has such knowledge, skill and experience in business, financial and investment matters that the Investor is capable of evaluating the merits and risks of the Exchange Offer and an investment in the New Notes. With the assistance of the Investor’s own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Notes and the consequences of the Exchange Offer and this Exchange Agreement. The Investor has considered the suitability of the New Notes as an investment in light of its own circumstances and financial condition, and the Investor is able to bear the risks associated with an investment in the New Notes.

(i) No Reliance. The Investor confirms that it is not relying on any communication (written or oral) of the Company, Stifel, Nicolaus & Company, Incorporated (the “Exchange Agent”) or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the Exchange Offer and receive the Exchanged New Notes pursuant to the terms hereof. It is understood that information provided by the Company, the Exchange Agent or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the Exchange Offer, and that none of the Company, the Exchange Agent or any of their respective agents or affiliates is acting or has acted as an advisor to the Investor in deciding whether to participate in the Exchange Offer.

(j) Advisors. The Investor confirms that neither the Company nor the Exchange Agent has (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Notes; or (2) made any representation to the Investor regarding the legality of an investment in the New Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Exchange Offer, the Investor is not relying on the advice or recommendations of the Company or the Exchange Agent, and the Investor has made its own independent decision that the investment in the New Notes is suitable and appropriate for the Investor.

(k) Company Information. The Investor is familiar with the business and financial condition and operations of the Company and has conducted its own investigation of the Company and the New Notes. The Investor has had access to the Company’s filings with the Securities and Exchange Commission (the “Commission”) and such other information concerning the Company and the New Notes as it deems necessary to enable it to make an informed investment decision concerning the Exchange Offer. The Investor has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Investor deems necessary to enable it to make an informed investment decision concerning the Exchange Offer and the New Notes.

(l) Governmental Approval. The Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the New Notes or made any finding or determination concerning the fairness or advisability of such investment.

(m) Investor Qualification. The Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange Offer.

(n) Affiliate Status. The Investor is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

(o) Purchase for Investment Only; No Registration. The Investor is acquiring the Exchanged New Notes solely for the Investor’s own beneficial account, or for an account with respect to which the Investor exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Exchanged New Notes. The Investor understands that the offer and sale of the Exchanged New Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the accuracy of the other representations made by the Investor in this Exchange Agreement.

(p) Company Reliance. The Investor understands that the Company is relying upon the representations and agreements contained in this Exchange Agreement (and any supplemental information) for the purpose of determining whether the Investor’s participation in the Exchange Offer meets the requirements for such exemptions. In addition, the Investor acknowledges and agrees that any hedging transactions engaged in by the Investor after the Exchange Offer is made public and prior to the Closing in connection with the issuance and sale of the Exchanged New Notes have been and will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder.

(q) Restricted Securities. The Investor acknowledges that the Exchanged New Notes and the shares of Common Stock, if any, issuable upon conversion thereof have not been registered under the Securities Act. As a result, the Exchanged New Notes and the shares of Common Stock, if any, issuable upon conversion thereof may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except to the extent such securities are registered with the Commission and qualified by state authorities, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the Investor hereby agrees that it will not sell the Exchanged New Notes or the shares of Common Stock, if any, issuable upon conversion thereof other than in compliance with such transfer restrictions.

(r) Mutual Negotiation. The Investor acknowledges that the terms of the Exchange Offer and/or the New Notes Offering have been mutually negotiated between the Investor and the Company and that the Investor was given a meaningful opportunity to negotiate the terms of the Exchange Offer. The Investor acknowledges that it had a sufficient amount of time to consider whether to participate in the Exchange Offer and that neither the Company nor the Exchange Agent has placed any pressure on the Investor to respond to the opportunity to participate in the Exchange Offer.

(s) Finder Fee. The Investor acknowledges the Company intends to pay the Exchange Agent a fee in respect of the Exchange Offer.

(t) Additional Documentation. The Investor will, upon request, execute and deliver any additional documents reasonably requested by the Company or the New Notes Trustee to complete the Exchange Offer.

(u) Representations and Warranties. The Investor understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s representations and warranties contained in this Exchange Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

(v) No Minimum Investment. The Investor’s participation in the Exchange Offer was not conditioned by the Company on the Investor’s exchange of a minimum principal amount of Exchanged Old Notes.

6. Conditions to Obligations of the Investors and the Company. The obligations of each Investor to deliver the Exchanged Old Notes of such Investor and of the Company to deliver the Exchanged New Notes to each Investor are subject to the satisfaction or waiver at or prior to the Closing of the conditions precedent that (a) the representations and warranties of the Company and such Investor contained in Sections 4 and 5 , respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing, (b) the Company shall have obtained any required consents, waivers and/or approvals under its existing agreements with its securityholders with respect to the issuance of the Exchanged New Notes in exchange for the Exchanged Old Notes (and accrued and unpaid interest thereon) and the consummation of the transactions related thereto, and (c) the Conversion Shares shall be approved for listing on The NASDAQ Stock Market (“NASDAQ”), subject to official notice of issuance.

7. Covenant and Acknowledgment of the Company. At or prior to 9:00 a.m., New York City time, on the first business day after the date hereof, the Company shall file a press release or Current Report on Form 8-K announcing the Exchange Offer, which press release or Form 8-K the Company acknowledges and agrees will disclose all material non-public information, if any, with respect to the Exchange Offer or otherwise communicated by the Company to the Investors in connection with the Exchange Offer.

Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor or Fidelity Management & Research Company (“Fidelity”) or any of their respective affiliates, or include the name of any Investor or Fidelity or any of their respective affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of such Investor or Fidelity or such affiliate, as applicable, except (i) as required by the federal securities law, (ii) the filing of this Exchange Agreement with the Commission and in the related current report on Form 8-K or other applicable filing with the Commission required under the Securities Exchange Act of 1934, in each case in a manner acceptable to such Investor, (iii) in the press release issued by the Company in connection with the announcement of the Exchange Offer in a manner acceptable to the Investor, and (iv) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of NASDAQ, in which case the Company shall provide the applicable Investor, Fidelity or the applicable subsidiary, as applicable, with prior written notice of such disclosure permitted under this subclause (iv).

8.                  Waiver, Amendment. Neither this Exchange Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

9.                  Assignability. Neither this Exchange Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company without the prior written consent of each Investor nor by any Investor without the prior written consent of the Company, which consent shall not be unreasonably withheld.

10.              Taxation. Each Investor acknowledges that, if such Investor is a United States person for U.S. federal income tax purposes, either (1) the Company and the New Notes Trustee must be provided with a correct taxpayer identification number (“TIN”), generally a person’s social security or federal employer identification number, and certain other information on Internal Revenue Service (“IRS”) Form W-9, which is provided as an attachment hereto, and a certification, under penalty of perjury, that such TIN is correct, that such Investor is not subject to backup withholding (at a rate of 28%) and that such Investor is a United States person, or (2) another basis for exemption from backup withholding must be established. Each Investor further acknowledges that, if such Investor is not a United States person for U.S. federal income tax purposes, (1) the Company and the New Notes Trustee must be provided the appropriate IRS Form W-8 signed under penalties of perjury, attesting to that non-U.S. Investor’s foreign status, and (2) such Investor may be subject to 30% U.S. federal withholding or 28% U.S. federal backup withholding tax on certain payments made to such Investor unless such Investor properly establishes an exemption from, or a reduced rate of, withholding or backup withholding.

11. Waiver of Jury Trial. EACH OF THE COMPANY AND EACH INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE AGREEMENT.

12. Governing Law/Venue. THIS EXCHANGE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. Each of the Company and each Investor (a) agrees that any legal suit, action or proceeding arising out of or relating to this agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.

13. Section and Other Headings. The section and other headings contained in this Exchange Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Exchange Agreement.

14. Counterparts. This Exchange Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Exchange Agreement by facsimile or other transmission (e.g. , “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

15. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid overnight courier or registered or certified mail, return receipt requested, postage prepaid to, in the case of the Company, the following address and, in the case of any Investor, the address provided on the signature page of such Investor (or such other address as any party shall have specified by notice in writing to the other):

If to the Company:	Amyris, Inc. 5885 Hollis Street, Suite 100 Emeryville, California 94608 Fax: (510) 225-2645 Attention: General Counsel

16. Binding Effect. The provisions of this Exchange Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

17. Notification of Changes. Each Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of such Investor contained in this Exchange Agreement to be false or incorrect in any material respect.

18. [Reserved.]

19. Severability. If any term or provision (in whole or in part) of this Exchange Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Exchange Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

20. Termination of Old Notes SPA. The Company and the Investors hereby agree and acknowledge that, upon the Closing, the Securities Purchase Agreement, dated as of February 24, 2012, between the

Company and the entities listed on Schedule I thereto, including the Investors, relating to the Old Notes (the “Old Notes SPA”) shall terminate and be of no further force or effect, except for any provisions thereof that the Old Notes SPA expressly states shall survive such termination.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement as of the date first written above.

AMYRIS, INC.

By: /s/ Raffi Asadorian

Name: Raffi Asadorian

Title: Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement as of the date first written above.

INVESTOR:
Fidelity Advisor Series I:
Fidelity Advisor Equity Income Fund
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Authorized Signatory

Address for Notices:

Old Exchange Notes Principal Amount: $516,000

Exchanged New Notes Principal Amount: $645,000

DTC Participant Number for Delivery of Exchanged New Notes:

DTC Participant Name: JP Morgan Chase

Participant Contact:

Name:

Telephone Number

IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement as of the date first written above.

INVESTOR:
Variable Insurance Products Fund:
Equity Income Portfolio
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Authorized Signatory

Address for Notices:

Old Exchange Notes Principal Amount: $1,383,000

Exchanged New Notes Principal Amount: $1,729,000

DTC Participant Number for Delivery of Exchanged New Notes:

DTC Participant Name: Northern Trust

Participant Contact:

Name:

Telephone Number

IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement as of the date first written above.

INVESTOR:
Fidelity Devonshire Trust: Fidelity
Equity-Income Fund
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Authorized Signatory

Address for Notices:

Old Exchange Notes Principal Amount: $2,101,000

Exchanged New Notes Principal Amount: $2,626,000

DTC Participant Number for Delivery of Exchanged New Notes:

DTC Participant Name: Northern Trust

Participant Contact:

Name:

Telephone Number

IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement as of the date first written above.

INVESTOR:
Fidelity Destiny Portfolios: Fidelity
Advisor Diversified Stock Fund
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Authorized Signatory

Address for Notices:

Old Exchange Notes Principal Amount: $2,000,000

Exchanged New Notes Principal Amount: $2,500,000

DTC Participant Number for Delivery of Exchanged New Notes:

DTC Participant Name: State Street Bank

Participant Contact:

Name:

Telephone Number

IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement as of the date first written above.

INVESTOR:
Variable Insurance Products Fund III:
VIP Balanced Portfolio
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Authorized Signatory

Address for Notices:

Old Exchange Notes Principal Amount: $1,162,000

Exchanged New Notes Principal Amount: $1,452,000

DTC Participant Number for Delivery of Exchanged New Notes:

DTC Participant Name: JP Morgan Chase

Participant Contact:

Name:

Telephone Number

IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement as of the date first written above.

INVESTOR:
Fidelity Advisor Series I: Fidelity
Advisor Dividend Growth Fund
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Authorized Signatory

Address for Notices:

Old Exchange Notes Principal Amount: $791,000

Exchanged New Notes Principal Amount: $989,000

DTC Participant Number for Delivery of Exchanged New Notes:

DTC Participant Name: State Street Bank

Participant Contact:

Name:

Telephone Number

IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement as of the date first written above.

INVESTOR:
Fidelity Securities Fund: Fidelity
Divident Growth Fund
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Authorized Signatory

Address for Notices:

Old Exchange Notes Principal Amount: $7,356,000

Exchanged New Notes Principal Amount: $9,195,000

DTC Participant Number for Delivery of Exchanged New Notes:

DTC Participant Name: Brown Brothers Harriman

Participant Contact:

Name:

Telephone Number

Annex A

INVESTOR EXCHANGE PROCEDURES

Delivery of New Notes

To receive your Exchanged New Notes, you must direct the eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to set up, no later than 10:00 a.m., New York City time on the Closing Date, a Deposit/Withdrawal at Custodian (DWAC) instruction for the aggregate principal amount of New Notes (CUSIP/ISIN #03236M AG6/US03236MAG69) set forth next to the caption “Exchanged New Notes Principal Amount” in Annex A to your Exchange Agreement.

Delivery of Old Notes

You must send your Exchanged Old Notes to the Company at the address below no later than five (5) business days after receipt of your Exchanged New Notes:

Amyris, Inc.

5885 Hollis St., Suite 100

Emeryville, CA 94608

Attention:

Settlement

After the Company receives your delivery instructions as set forth above, and subject to the satisfaction of the conditions to closing as set forth in your Exchange Agreement, the Company will deliver your Exchanged New Notes in accordance with the delivery instructions set forth above.